As filed with the Securities and Exchange Commission on August 17, 2004

                                      Registration Statement No. 333-
 ==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                        CARRINGTON LABORATORIES, INC.
            (Exact name of registrant as specified in its charter)


                Texas                                75-1435663
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
  of incorporation or organization)

        2001 Walnut Hill Lane
          Irving, Texas                                75038
  (Address of Principal Executive Offices)           (Zip Code)


                        Carrington Laboratories, Inc.
                         Employee Stock Purchase Plan
                           (Full title of the Plan)

                             Robert W. Schnitzius
                           Chief Financial Officer
                        Carrington Laboratories, Inc.
                            2001 Walnut Hill Lane
                             Irving, Texas 75038
                                (972) 518-1300
          (Name, address and telephone number of agent for service)

                                   Copy to:
                            Peter A. Lodwick, Esq.
                           Thompson & Knight L.L.P.
                       1700 Pacific Avenue, Suite 3300
                             Dallas, Texas 75201
                                (214) 969-1700


                       CALCULATION OF REGISTRATION FEE

 ==============================================================================
   Title of        Amount     Proposed maximum      Proposed         Amount of
 securities to     to be       offering price   maximum aggregate  registration
 be registered   registered      per share       offering price         fee
 ------------------------------------------------------------------------------
 Common Stock,     250,000       $3.68 (3)         $920,000 (3)     $116.56 (4)
 par value $.01  shares (1)(2)
   per share
 ==============================================================================

 (1) Pursuant to Rule 416 promulgated under the Securities Act, the offering and sale of shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

 (2) Includes an indeterminate number of preferred share purchase rights issuable pursuant to the Registrant's shareholder rights agreement, which rights will be transferable only with shares of Common Stock registered hereunder and under the Prior Registration Statements
     (as defined in Note (4) below) and issued pursuant to the Registrant's Employee Stock Purchase Plan, as amended (the "Plan"). (See "Explanatory Note.")

 (3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices for the Common Stock as reported in the consolidated reporting system for the Nasdaq National Market on August 11, 2004.

 (4) Pursuant to Rule 429 under the Securities Act, a combined prospectus, relating to the 250,000 shares registered hereby, the 500,000 shares registered pursuant to the Registration Statement on Form S-8 (Registration No. 333-69372) filed with the Securities and Exchange Commission on September 14, 2001 relating to the Plan and the 500,000 shares registered pursuant to the Registration Statement on Form S-8 (Registration No. 33-55920) filed with the Securities and Exchange Commission on December 18, 1992 relating to the Plan (collectively, the "Prior Registration Statements"), will be delivered to Plan participants in accordance with Form S-8 and Rule 428 under the Securities Act. (See "Explanatory Note.")


                               EXPLANATORY NOTE

      The contents of Form S-8 Registration Statement No. 33-55920 relating to the Carrington Laboratories, Inc. (the "Registrant") Employee Stock Purchase Plan, as amended (the "Plan"), and filed by the Registrant with the Securities and Exchange Commission on December 18, 1992 and Form S-8 Registration Statement No. 333-69372 relating to the Plan and filed by the Registrant with the Securities and Exchange Commission on September 14, 2001 (collectively, the "Prior Registration Statements"), including all documents incorporated by reference in the Prior Registration Statements, are incorporated herein by reference pursuant to General Instruction E to Form S-8.

      The purpose of this Registration Statement is to register 250,000 additional shares of Common Stock of the Registrant for offer and sale pursuant to the Plan. Pursuant to Rule 429 under the Securities Act, this Registration Statement constitutes a post-effective amendment to the Prior Registration Statements, and a combined prospectus relating to the 250,000 shares of Common Stock registered pursuant to the this Registration Statement and the 1,000,000 shares of Common Stock registered pursuant to the Prior Registration Statements will be delivered to Plan participants in accordance with Form S-8 and Rule 428 of the Securities Act.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3.  Documents Incorporated by Reference
          -----------------------------------
      The contents of the Prior Registration Statements, including the documents incorporated by reference therein, are incorporated by reference in this Registration Statement.


 Item 8.  Exhibits
          --------
      In addition to the exhibits incorporated by reference to the exhibits filed with or incorporated by reference into the Prior Registration Statements, the exhibits listed in the accompanying Index to Exhibits are filed as a part of this Registration Statement.

                           [Signature Page Follows]

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas as of August 17, 2004.

                                 CARRINGTON LABORATORIES, INC.


                                 By:  /s/ Carlton E. Turner
                                 -------------------------------------
                                 Carlton E. Turner, Ph.D., D.Sc.
                                 President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Carlton E. Turner and Robert W. Schnitzius, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our names and on our behalf, in the capacities indicated below, any and all amendments to this Registration Statement and the Prior Registration Statements to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

         SIGNATURE               CAPACITY IN WHICH SIGNED          DATE
 ----------------------------  -----------------------------  ---------------

 /s/ Carlton E. Turner         President, Chief Executive     August 17, 2004
 -------------------------     Officer and Director
 Carlton E. Turner, Ph.D.,     (principal executive officer)
 D. Sc.

 /s/ Robert W. Schnitzius      Vice President and Chief       August 17, 2004
 -------------------------     Financial Officer
 Robert W. Schnitzius          (principal financial and
                               accounting officer)

 /s/ Ronald R. Blanck          Director                       August 17, 2004
 -------------------------
 Ronald R. Blanck, D.O.

 /s/ R. Dale Bowerman          Director                       August 17, 2004
 -------------------------
 R. Dale Bowerman

 /s/ George DeMott             Director                       August 17, 2004
 -------------------------
 George DeMott

 /s/ Thomas J. Marquez         Director                       August 17, 2004
 -------------------------
 Thomas J. Marquez

 /s/ Edwin Meese, III          Director                       August 17, 2004
 -------------------------
 Edwin Meese, III

 /s/ Selvi Vescovi             Director                       August 17, 2004
 -------------------------
 Selvi Vescovi



                              INDEX TO EXHIBITS


  Exhibit
  Number   Exhibit
  -------  -------
   4.1 Carrington Laboratories, Inc. Employee Stock Purchase Plan, as amended.

   5.1     Opinion of Thompson & Knight L.L.P.

   23.1    Consent of Grant Thornton LLP.

   23.2    Consent of Ernst & Young LLP.

   23.3    Consent of Thompson & Knight L.L.P. (included in Exhibit 5.1).

   24.1 Power of Attorney (included on the signature page of this Registration Statement).